UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2008

            ENERGTEK INC.
(Exact name of Registrant as specified in its charter)

Nevada ______________________ (State or other jurisdiction of incorporation)	000-51249 _____________________ (Commission File Number)	42-1708652 _________________________ (IRS Employer Identification No.)

c/o David Lubin & Associates, PLLC
26 East Hawthorne Avenue
Valley Stream, NY 11580
(Address of principal executive offices)

           (516) 887-8200
(Registrant's Telephone Number, Including Area Code)

__________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation/Appointment of Directors

Doron Uziel resigned as a director of Energtek Inc. (the “Corporation”) as of March 8, 2008. Mr. Uziel has been serving as a director of the Corporation since May 2006. He will be serving as Treasurer of the Corporation.

Effective as of March 8, 2008, the Corporation appointed Eliezer Sandberg as a director and Chairman of the Board of Directors of the Corporation. Mr. Sandberg is a former Minister of National Infrastructures (including Energy, Water and Natural Resources) and former Minister of Science and Technology of the State of Israel and has been the Founder and Chairman of the Israeli Parliament Subcommittee on Hi-Tech .

Mr. Sandberg has been serving as an active Chairman of the Board of the Corporation's Israeli subsidiary Gatal (Natural Gas for Israel) Ltd. ("Gatal"), and will continue in this position. In consideration for services to be rendered to the Corporation in his capacity as Chairman of the Board of Directors of the Corporation, the Corporation has agreed to issue him an aggregate of 500,000 warrants subject to the vesting schedule and exercise prices discussed below.

The warrants vest pursuant to the following schedule: (i) 50,000 warrants with an exercise price of $0.36 vesting on June 30, 2008, (ii) 50,000 warrants with an exercise price of $0.36 vesting on April 30, 2009, (iii) 50,000 warrants with an exercise price of $0.36 vesting on April 30, 2010, (iv) 120,000 warrants with an exercise price of $0.50 vesting on March 31, 2009, (v) 115,000 warrants with an exercise price of $0.50 vesting on March 31, 2010, and (vi) 115,000 warrants with an exercise price of $0.50 vesting on March 31, 2011.

In addition, in the event the Corporation shall have cash and deposits in excess of $15,000,000, or should the Corporation be successful in raising $15,000,000 in net capital within a period of 9 months, the Corporation shall provide Mr. Sandberg the following additional benefits, most probably to be provided through an arrangement with Gatal: (i) use of a company car, (ii) an additional $30,000 per year, payable monthly, and (iii) social benefits as typically provided by Israeli companies (that include severance payment, pension fund and incapacity insurance payment, professional fund payment).

There are no arrangements or understandings between Eliezer Sandberg and any other person pursuant to which Mr. Sandberg was selected as a director. Other than the arrangement described above, there are no agreements between the Corporation and Mr. Sandberg. Mr. Sandberg is a director of Dor Chemicals Ltd., a public reporting company is Israel. Mr. Sandberg also holds positions in other companies. Mr. Sandberg has not been affiliated with any company that has filed for bankruptcy within the last five years. Mr. Sandberg does not have any familial relationships with any other directors or executive officers of the Corporation. There were no transactions during the last two years, or any proposed transactions, to which the Corporation was or is to be a party, or in which Mr. Sandberg had or is to have a direct or indirect material interest.

Effective as of March 8, 2008, the Corporation appointed Mr. Lev Zaidenberg as a director of the Corporation. Mr. Zaidenberg has been serving as the CEO of the Corporation and will continue holding this position. There are no arrangements or understandings between Mr. Zaidenberg and any other person pursuant to which Mr. Zaidenberg was selected as a director. Mr. Zaidenberg is not a director in any other reporting company.

Resignation/Appointment of Officers

On March 8, 2008, Constantine Stukalin resigned from his position as Treasurer and Chief Accounting Officer of Energtek Inc. (the “Corporation”).

Effective as of March 8, 2008, the Board of Directors appointed Prof. Yuri Ginzburg as Chief Technology Officer of the Corporation and further appointed Doron Uziel as Treasurer of the Corporation. Upon the resignation of Mr. Uziel as director, and the appointment of Mr. Uziel as Treasurer, the Board of Directors revised the vesting schedule of the Class 2007-C warrants previously granted to Mr. Uziel on January 17, 2007, so that such warrants which were previously granted to Mr. Uziel as a director shall instead vest based upon his tenure in the position of Treasurer of the Corporation.

Prof. Ginzburg has been serving as the Chief Technical Officer of the Corporation's fully owned subsidiary Angstore Technologies, Ltd. since 2003. From 1998 to 2002, Prof. Ginzburg served as R&D Director in Barg Enterprises LTD, a company specializing in the transfer of technologies from former USSR countries. Since 1997, he has served as a Consultant for Rhyno Inc., USA, responsible for the development of off-road vehicles based on Russian-made chassis, Cummins engines and Allison transmissions. From 1995-1996, Prof. Ginzburg was a Project Coordinator in MIKIP LTD (Kazakhstan-Netherlands) responsible for the development and serial production of city buses in Kazakhstan, based on the DAF power pack. From 1992-1995 he taught at Haifa's Technion University, specializing in R&D of combat vehicles. From 1986-1991, Prof. Ginzburg served as Head of the Vehicle Department in the Research and Development Association of Motor Vehicle Industries, and was Vice-President of the "National Heavy Ground Vehicles Test Center" in Moscow, USSR Previously, he was a Professor in the Faculty of Ground Vehicles at Cheliabinsk Technical University. Prof. Ginzburg is the author of 18 patents and over 70 scientific works and holds a PhD / D.Sc in Mechanical Engineering.

Mr. Uziel had held various positions as an executive officer and director of the Corporation since May 2006. From 2005 until December 31, 2007 , Mr. Uziel was been employed by TraceGuard Technologies Inc., a public company engaged in the development of homeland security technology, as the assistant to the CFO. From 2004 until 2005, Mr. Uziel was employed by the Department of Doctrine in the Israel Defense Forces as a strategic consultant, and from 1999 until 2003, he was employed by Minibit Insurance Agency as the head of economic planning. Mr. Uziel received an MA in Economics from Tel Aviv University in 1993 and a BA in Economics from Tel Aviv University in 1992.

Neither Yuri Ginzburg or Doron Uziel are directors in any other reporting company. Neither have been affiliated with any company that has filed for bankruptcy within the last five years. Nor do any of them have any familial relationships with any other directors or executive officers of the Corporation. Other than as previously disclosed in the Corporation’s reports filed with the Securities and Exchange Commission, there were no transactions during the last two years, or any proposed transactions, to which the Corporation was or is to be a party, or in which Messrs. Ginzburg or Uziel had or is to have a direct or indirect material interest.

On March 8, 2008, Yishai Aizik resigned from his position as Operating Manger of the Corporation's fully owned subsidiary Primecyl LLC. Effective as of March 8, 2008, the Corporation, as sole member of Primecyl LCC, appointed Lev Zaidenberg as the Managing Director of Primecyl LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2008

ENERGTEK INC. (Registrant)

By:	/s/ Lev Zaidenberg
Name:	Lev Zaidenberg
Title:	Chief Executive Officer and President